Exhibit 99.1

Zynerba Pharmaceuticals, Inc.

Consolidated Financial Statements

The following financial statements are filed as a part of this Annual Report on Form 10-K:

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Zynerba Pharmaceuticals, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Zynerba Pharmaceuticals, Inc. and subsidiary (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2022, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Evaluation of prepaid development expenses and accrued research and development expenses

As discussed in Notes 2, 4 and 6 to the consolidated financial statements, research and development costs are expensed as incurred, which include accrued external research and development expenses incurred under arrangements with third parties, such as contract research organizations (CROs) that conduct clinical trials and contract manufacturing organizations (CMOs). At the end of each reporting period, the Company compares the payments made to each service provider to the estimated progress towards completion of the related project, considering factors such as the number of patients enrolled in studies, milestones achieved and other criteria related to the efforts of its vendors. Depending on the timing of payments to vendors and estimated services provided, the Company will record net prepaid or accrued expenses related to these costs. The prepaid development expenses and accrued research and development expenses were $0.7 million and $4.2 million, respectively, as of December 31, 2022.

We identified the evaluation of prepaid development expenses and accrued research and development expenses for CROs and CMOs as a critical audit matter. Evaluating the sufficiency of audit evidence obtained over research and development costs, including the factors described above, required especially subjective auditor judgment due to the nature of evidence available regarding the cost of research and development activities incurred as of year-end under the arrangements with CROs and CMOs.

The following are the primary procedures we performed to address this critical audit matter. For a sample of contracts with CROs and CMOs, we examined the provisions in the contracts, invoices and communications received from third parties related to the project status, and management’s analysis of costs incurred as of year-end. For these contracts, we evaluated the relevant factors used in determining the costs incurred for CROs and CMOs as of year-end. We also compared the Company’s estimate of costs incurred as of year-end to a selection of third-party invoices and communication from third parties received after year-end. We assessed the sufficiency of audit evidence obtained related to prepaid development expenses and accrued research and development costs incurred by CROs and CMOs by evaluating the cumulative results of the audit procedures.

/s/ KPMG LLP

We have served as the Company’s auditor since 2014.

Philadelphia, Pennsylvania
March 28, 2023

ZYNERBA PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$50,640,993	$67,808,000
Incentive and tax receivables	1,225,383	9,580,468
Prepaid expenses and other current assets	2,908,731	2,831,392
Total current assets	54,775,107	80,219,860
Property and equipment, net	409,572	385,833
Right-of-use assets	336,215	565,814
Total assets	$55,520,894	$81,171,507
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,942,830	$1,798,813
Accrued expenses	7,014,882	7,896,598
Lease liabilities	214,901	209,068
Total current liabilities	9,172,613	9,904,479
Lease liabilities, long-term	119,524	353,694
Total liabilities	9,292,137	10,258,173
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 47,895,687 shares issued and outstanding at December 31, 2022 and 41,217,537 shares issued and outstanding at December 31, 2021	47,896	41,218
Additional paid-in capital	320,698,146	310,353,595
Accumulated deficit	(274,517,285)	(239,481,479)
Total stockholders' equity	46,228,757	70,913,334
Total liabilities and stockholders' equity	$55,520,894	$81,171,507

See accompanying notes to consolidated financial statements.

ZYNERBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2022	2021	2020
Operating expenses:
Research and development	$21,099,666	$21,424,489	$35,654,994
General and administrative	14,151,874	15,345,901	16,407,548
Total operating expenses	35,251,540	36,770,390	52,062,542
Loss from operations	(35,251,540)	(36,770,390)	(52,062,542)
Other income (expense):
Interest income	846,860	21,047	243,992
Foreign exchange (loss) gain	(631,126)	(559,681)	481,719
Total other income (expense)	215,734	(538,634)	725,711
Net loss	$(35,035,806)	$(37,309,024)	$(51,336,831)

Net loss per share basic and diluted	$(0.82)	$(0.95)	$(1.90)
Basic and diluted weighted average shares outstanding	42,662,770	39,259,495	27,022,931

See accompanying notes to consolidated financial statements.

ZYNERBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2020, 2021 and 2022

					Total
	Common stock		Additional	Accumulated	stockholders'
	Shares	Amount	paid-in capital	deficit	equity
Balance at December 31, 2019	23,211,391	$23,211	$226,409,156	$(150,835,624)	$75,596,743
Issuance of common stock, net of issuance costs	6,596,873	6,597	30,699,492	—	30,706,089
Issuance of restricted stock	167,000	167	(167)	—	—
Stock-based compensation expense	—	—	5,177,527	—	5,177,527
Net loss	—	—	—	(51,336,831)	(51,336,831)
Balance at December 31, 2020	29,975,264	29,975	262,286,008	(202,172,455)	60,143,528
Issuance of common stock, net of issuance costs	10,244,326	10,245	42,210,099	—	42,220,344
Issuance of restricted stock	984,822	985	(985)	—	—
Exercise of stock options	13,125	13	47,893	—	47,906
Stock-based compensation expense	—	—	5,810,580	—	5,810,580
Net loss	—	—	—	(37,309,024)	(37,309,024)
Balance at December 31, 2021	41,217,537	41,218	310,353,595	(239,481,479)	70,913,334
Issuance of common stock, net of issuance costs	4,958,274	4,958	6,014,544	—	6,019,502
Commitment shares issued under an equity purchase agreement	347,222	347	(347)	—	—
Issuance of restricted stock	1,372,654	1,373	(1,373)	—	—
Stock-based compensation expense	—	—	4,331,727	—	4,331,727
Net loss	—	—	—	(35,035,806)	(35,035,806)
Balance at December 31, 2022	47,895,687	$47,896	$320,698,146	$(274,517,285)	$46,228,757

See accompanying notes to consolidated financial statements.

ZYNERBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net loss	$(35,035,806)	$(37,309,024)	$(51,336,831)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	219,283	247,140	207,035
Stock-based compensation	4,331,727	5,810,580	5,177,527
Changes in operating assets and liabilities:
Incentive and tax receivables	8,355,084	(537,882)	5,571,383
Prepaid expenses and other assets	(58,998)	2,472,624	(2,981,094)
Right-of-use assets and liabilities	1,263	(7,542)	(3,027)
Accounts payable	70,568	(723,903)	(2,145,165)
Accrued expenses	(910,071)	(3,409,469)	4,196,132
Net cash used in operating activities	(23,026,950)	(33,457,476)	(41,314,040)
Cash flows from investing activities:
Purchases of property and equipment	(154,105)	(47,570)	(445,314)
Net cash used in investing activities	(154,105)	(47,570)	(445,314)
Cash flows from financing activities:
Proceeds from the issuance of common stock	6,557,290	43,193,660	31,707,228
Payment of financing fees and expenses	(543,242)	(1,085,707)	(853,929)
Proceeds from the exercise of stock options	—	47,906	—
Net cash provided by financing activities	6,014,048	42,155,859	30,853,299
Net (decrease) increase in cash and cash equivalents	(17,167,007)	8,650,813	(10,906,055)
Cash and cash equivalents at beginning of year	67,808,000	59,157,187	70,063,242
Cash and cash equivalents at end of year	$50,640,993	$67,808,000	$59,157,187

Supplemental disclosures of cash flow information:
Financing costs included in accounts payable and accrued expenses at end of year	$55,387	$42,500	$17,275
Property and equipment acquired but unpaid at end of year	$88,917	$—	$—

See accompanying notes to consolidated financial statements

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Nature of Business and Liquidity

Zynerba Pharmaceuticals, Inc., together with its subsidiary, Zynerba Pharmaceuticals Pty Ltd (collectively, “Zynerba,” the “Company,” or “we”), is a clinical stage specialty pharmaceutical company focused on the development of pharmaceutically-produced transdermal cannabinoid therapies for orphan neuropsychiatric disorders, including Fragile X syndrome (“FXS”) and chromosome 22q11.2 deletion syndrome (“22q”). We have been granted orphan drug designations from the United States Food and Drug Administration (“FDA”) and the European Commission for the use of cannabidiol for the treatment of FXS and 22q. In addition, we have received Fast Track designation from the FDA for treatment of behavioral symptoms associated with FXS. The Company has decided to prioritize its resources on FXS and 22q, both of which have no approved products. While we believe the data from the Company’s autism spectrum disorder (“ASD”) clinical development program to date are compelling, given the difficult financial market, the Company has decided to defer the start of the Phase 3 development program in ASD.

The Company has incurred losses and negative cash flows from operations since inception and has an accumulated deficit of $274.5 million as of December 31, 2022. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant revenue from its product candidates currently in development. The Company's primary source of liquidity has been the issuance of equity securities.

Management believes that the Company’s cash and cash equivalents as of December 31, 2022 are sufficient to fund operations and capital requirements to mid-year 2024. Substantial additional financings will be needed by the Company to fund its operations, and to complete clinical development of and to commercially develop its product candidates. The Company’s ability to raise sufficient additional financing depends on many factors beyond its control, including the current and ongoing volatility in the capital markets as a result of the COVID-19 pandemic. There is no assurance that such financing will be available when needed or on acceptable terms.

The Company is subject to those risks associated with any clinical stage pharmaceutical company that has substantial expenditures for research and development. There can be no assurance that the Company's research and development projects will be successful, that products developed will obtain necessary regulatory approval, or that any approved product will be commercially viable. In addition, the Company operates in an environment of rapid technological change and is largely dependent on the services of its employees and consultants.

(2) Summary of Significant Accounting Policies

a.	Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-K and Article 10 of Regulation S-X.

b. Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual results could differ from such estimates.

c. Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash equivalents, accounts payable and accrued expenses approximate fair value given their short-term nature.

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

d. Cash and Cash Equivalents

The Company considers all highly liquid investments that have maturities of three months or less when acquired to be cash equivalents. As of December 31, 2022 and 2021, the Company invested a portion of its cash balances in money market funds that seek to maintain a stable net asset value. These investments have been included as cash equivalents on the consolidated balance sheets.

e. Incentive and Tax Receivables

The Company’s subsidiary, Zynerba Pharmaceuticals Pty Ltd (the “Subsidiary”), is incorporated in Australia. The Subsidiary is eligible to participate in an Australian research and development tax incentive program. As part of this program, the Subsidiary is eligible to receive a cash refund from the Australian Taxation Office (“ATO”), for a percentage of the research and development costs expended by the Subsidiary in Australia. The cash refund is available to eligible companies with an annual aggregate revenue of less than $20.0 million (Australian) during the reimbursable period. The Company estimates the amount of cash refund it expects to receive related to the Australian research and development tax incentive program and records the incentives when it is probable 1) the Company will comply with relevant conditions of the program and 2) the incentive will be received. The Company evaluates its eligibility under tax incentive programs as of each balance sheet date based on the most current and relevant data available. If the Company is deemed to be ineligible or unable to receive the Australian research and development tax credit, or the Australian government significantly reduces or eliminates the tax credit, the actual cash refund the Company receives may materially differ from its estimates.

In December 2018, the Company submitted an Advance Overseas Finding (“AOF”) application to a division of the Australian Government’s Department of Industry, Innovation and Science (“AusIndustry”), for a portion of the Company’s research and development activities incurred outside of Australia, which was approved by AusIndustry in July 2019. During the year ended December 31, 2019, the Company recorded $8.3 million as an incentive and tax receivable and recorded a corresponding credit to research and development expense for amounts expected to be received through the AOF for the period January 1, 2018 through December 31, 2019. In June 2020, the ATO informed the Company that it may not qualify for the AOF program based on their interpretation of certain eligibility requirements and, during the three months ended June 30, 2020, the Company determined it was no longer probable that the AOF claim would be received and the Company recorded a full reserve against the AOF receivable.

During the three months ended March 31, 2022, the Company concluded its conversations with the ATO on these matters and made the decision to no longer pursue the AOF claim, resulting in the write off of both the AOF receivable and the corresponding reserve during the period. During the three months ended March 31, 2022, the Company received a payment of $8.0 million from the ATO for the non-AOF research and development incentive for the years ended December 31, 2018, 2019 and 2020.

In addition, the Subsidiary incurs Goods and Services Tax (“GST”) on services provided by Australian vendors. As an Australian entity, the Subsidiary is entitled to a refund of the GST paid. The Company’s estimate of the amount of cash refund it expects to receive related to GST incurred is included in “Incentive and tax receivables” in the accompanying consolidated balance sheets. As of December 31, 2022, incentive and tax receivables included $0.2 million for refundable GST on expenses incurred with Australian vendors during the three months ended December 31, 2022.

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Current incentive and tax receivables consisted of the following as of December 31, 2022 and 2021:

	December 31,	December 31,
	2022	2021
Research and development incentive (non-AOF) for the period 1/1/18 - 12/31/18	$—	$3,144,152
Research and development incentive (non-AOF) for the period 1/1/19 - 12/31/19	—	2,914,931
Research and development incentive (non-AOF) for the period 1/1/20 - 12/31/20	—	1,993,038
Research and development incentive (non-AOF) for the period 1/1/21 - 12/31/21	—	1,226,688
Research and development incentive (non-AOF) for the period 1/1/22 - 12/31/22	977,714	—
Research and development incentive (AOF) for the period 1/1/18 - 12/31/19	—	8,566,843
Goods and services tax	247,669	301,659
Total incentive and tax receivables before reserve for AOF	1,225,383	18,147,311
Reserve for research and development incentive (AOF) for the period 1/1/18 - 12/31/19	—	(8,566,843)
Total incentive and tax receivables - current assets	$1,225,383	$9,580,468

f. Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Leasehold improvements are amortized over the estimated useful life of the assets or the remaining lease term at the time the asset is placed into service, whichever is shorter. Repairs and maintenance costs are expensed as incurred. When property and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other expenses.

g. Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, which include property and equipment, whenever significant events or changes in circumstances indicate an impairment may have occurred. If indicators of an impairment exist, projected future undiscounted cash flows associated with the asset are compared to its carrying amount to determine whether the asset’s value is recoverable. Any resulting impairment is recorded as a reduction in the carrying value of the related asset in excess of fair value and a charge to operating results. For the years ended December 31, 2022, 2021 and 2020, the Company determined that there was no impairment of its long-lived assets.

h. Research and Development

Research and development costs are expensed as incurred and are primarily comprised of external research and development expenses incurred under arrangements with third parties, such as contract research organizations, contract manufacturing organizations, consultants and employee-related expenses including salaries and benefits. At the end of each reporting period, the Company compares the payments made to each service provider to the estimated progress towards completion of the related project. Factors that the Company considers in preparing these estimates include the number of patients enrolled in studies, milestones achieved and other criteria related to the efforts of its vendors. These estimates will be subject to change as additional information becomes available. Depending on the timing of payments to vendors and estimated services provided, the Company will record net prepaid or accrued expenses related to these costs. Research and development expenses are recorded net of expected refunds of eligible research and development costs paid pursuant to the Australian research and development tax incentive program and GST incurred on services provided by Australian vendors.

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes research and development expenses for the years ended December 31, 2022, 2021, and 2020:

	Year ended December 31,
	2022	2021	2020
Research and development expenses - before R&D incentive	$22,101,576	$22,454,878	$29,437,551
Research and development incentive (non-AOF)	(1,001,910)	(1,030,389)	(1,890,252)
Research and development expenses (before impact of AOF)	21,099,666	21,424,489	27,547,299
Amounts reserved against AOF refund	—	—	8,107,695
Total research and development expenses	$21,099,666	$21,424,489	$35,654,994

i. Stock-Based Compensation

The Company measures employee and nonemployee stock-based awards at grant-date fair value and records compensation expense on a straight-line basis over the requisite service period of the award. Stock-based compensation expense for performance-based grants are recorded when management estimates that the vesting of these shares is probable based on the status of the Company’s research and development programs and other relevant factors, which were established by the Company’s board of directors.

For grants of restricted stock the Company uses the closing price of the Company’s common stock on the date of grant. The Company uses the Black-Scholes option pricing model to estimate the fair value of its stock option awards. Estimating the fair value of stock option awards requires management to apply judgment and make estimates, including the expected volatility of the Company’s common stock, the expected term of the Company’s stock options and the expected dividend yield. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The expected term of stock options was estimated using the “simplified method,” as the Company has limited historical information to develop reasonable expectations about future exercise patterns and post vesting employment termination behavior for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For expected stock price volatility, the Company has historically used comparable public companies, in addition to the Company’s historical volatility, as a basis for its expected volatility to calculate the fair value of option grants. For option grants issued beginning in 2022, the Company used its own stock price volatility, over the expected term of the award, as the basis for its expected volatility. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected term of the option.

j. Income Taxes

The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and the expected benefits of net operating loss carryforwards. The impact of changes in tax rates and laws on deferred taxes, if any, applied during the years in which temporary differences are expected to be settled, is reflected in the consolidated financial statements in the period of enactment. The carrying amount of deferred tax assets is reduced, if necessary, if, based on weight of the evidence, it is more likely than not that some, or all, of the deferred tax assets will not be realized. As of December 31, 2022 and 2021, the Company has concluded that a full valuation allowance is necessary for its net deferred tax assets. The Company has no liability for unrecognized tax benefits or tax-related penalties or interest at December 31, 2022 and does not expect a significant change in the balance of unrecognized tax benefits within the next 12 months.

k. Net Loss Per Share

Basic net loss per share is determined using the weighted average number of shares of common stock outstanding during each period. Diluted net income per share includes the effect, if any, from the potential exercise or conversion of

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

securities, such as restricted stock and stock options, which would result in the issuance of incremental shares of common stock. Basic and dilutive computations of net loss per share are the same in periods in which a net loss exists as the dilutive effects of restricted stock and stock options would be anti-dilutive.

The following potentially dilutive securities outstanding as of December 31, 2022, 2021 and 2020 have been excluded from the computation of diluted weighted average shares outstanding, as their effects on net loss per share for the periods presented would be anti-dilutive:

	December 31,
	2022	2021	2020
Stock options	6,276,016	5,224,913	4,546,484
Unvested restricted stock	2,114,512	989,822	173,800
	8,390,528	6,214,735	4,720,284

l. Foreign Currency

The Company has determined the functional currency of its Australian subsidiary to be the U.S. dollar. The Company records remeasurement gains and losses on monetary assets and liabilities, such as incentive and tax receivables and accounts payables, which are not in the functional currency of the operation. These remeasurement gains and losses are recorded in the consolidated statements of operations as they occur.

m. Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views its operations and manages its business in one segment.

n. Recent Accounting Pronouncements

In November 2021, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2021-10, Government Assistance (Topic 832): Disclosure by Business Entities about Government Assistance (“ASU 2021-10”), which improves the transparency of government assistance received by most business entities by requiring the disclosure of: (1) the types of government assistance received; (2) the accounting for such assistance; and (3) the effect of the assistance on a business entity’s financial statements. This guidance is effective for financial statements issued for annual periods beginning after 15 December 2021. The Company adopted ASU 2021-10 effective January 1, 2022, and the adoption did not have a material impact on its consolidated financial statements.

(3) Fair Value Measurements

The Company measures certain assets and liabilities at fair value in accordance with Accounting Standards Codification 820 (“ASC 820”), Fair Value Measurements and Disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (the exit price) in an orderly transaction between market participants at the measurement date. The guidance in ASC 820 outlines a valuation framework and creates a fair value hierarchy that serves to increase the consistency and comparability of fair value measurements and the related disclosures. In determining fair value, the Company maximizes the use of quoted prices and observable inputs. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from independent sources. The fair value hierarchy is broken down into three levels based on the source of inputs as follows:

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities.

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Level 2 — Valuations based on observable inputs and quoted prices in active markets for similar assets and liabilities.

Level 3 — Valuations based on unobservable inputs and models that are supported by little or no market activity.

In accordance with the fair value hierarchy described above, the following table sets forth the Company's financial assets measured at fair value on a recurring basis as of December 31, 2022 and 2021:

		Fair Value Measurement
	Carrying amount	as of December 31, 2022
	as of December 31, 2022	Level 1	Level 2	Level 3
Cash equivalents (money market accounts)	$44,663,395	$44,663,395	$—	$—
	$44,663,395	$44,663,395	$—	$—

		Fair Value Measurement
	Carrying amount	as of December 31, 2021
	as of December 31, 2021	Level 1	Level 2	Level 3
Cash equivalents (money market accounts)	$67,709,279	$67,709,279	$—	$—
	$67,709,279	$67,709,279	$—	$—

(4) Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following as of December 31, 2022 and 2021:

	December 31,	December 31,
	2022	2021
Prepaid development expenses	$668,096	$543,897
Prepaid insurance	1,546,784	1,952,867
Deferred financing costs	155,956	137,615
Other current assets	537,895	197,013
Total prepaid expenses and other current assets	$2,908,731	$2,831,392

(5) Property and Equipment

Property and equipment consisted of the following as of December 31, 2022 and 2021:

	Estimated
	useful life	December 31,	December 31,
	(in years)	2022	2021
Equipment	2-5	$828,666	$740,543
Computer equipment	3-5	30,319	30,319
Furniture and fixtures	3-5	311,356	311,356
Leasehold improvements	various	68,881	68,881
Construction in process		234,241	79,342
Total cost		1,473,463	1,230,441
Less accumulated depreciation		(1,063,891)	(844,608)
Property and equipment, net		$409,572	$385,833

Depreciation expense was $219,283, $247,140 and $207,035 for the years ended December 31, 2022, 2021 and 2020, respectively.

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) Accrued Expenses

Accrued expenses consisted of the following as of December 31, 2022 and 2021:

	December 31,	December 31,
	2022	2021
Accrued compensation	$2,016,402	$2,412,291
Accrued research and development	4,239,719	5,125,010
Other	758,761	359,297
Total accrued expenses	$7,014,882	$7,896,598

(7) Stockholders’ Equity

Preferred Stock

The Company’s board of directors are authorized to issue up to 10.0 million shares of preferred stock, with any rights, preferences and privileges as it may designate. As of December 31, 2022, no shares of preferred stock were issued.

Common Stock

a. At The Market Financing

In May 2021, the Company entered into a Controlled Equity OfferingSM Sales Agreement (the “2021 Sales Agreement”) with Cantor Fitzgerald & Co., Canaccord Genuity, LLC, H.C. Wainwright & Co. LLC and Ladenburg Thalmann & Co. Inc., as sales agents (collectively, the “2021 Sales Agents”), pursuant to which, under a prospectus filed by the Company in May 2022, the Company may sell, from time to time, up to $75.0 million of its common stock. During the year ended December 31, 2022, the Company sold and issued 4,608,274 shares of common stock under the 2021 Sales Agreement in the open market at a weighted average selling price of $1.35 per share, resulting in gross proceeds of $6.2 million. Net proceeds after deducting commissions and offering expenses were $5.8 million. From January 1, 2023 through March 22, 2023, the Company sold and issued 1,179,077 shares of its common stock in the open market at a weighted average selling price of $0.56 per share, for gross proceeds of $0.7 million and net proceeds, after deducting commissions and offering expenses, of $0.6 million.

In August 2019, the Company entered into the 2019 Sales Agreement with the 2019 Sales Agents pursuant to which the Company sold $75.0 million of its common stock. In 2021, the Company sold and issued 10,244,326 shares of common stock under the 2019 Sales Agreement in the open market at a weighted average selling price of $4.22 per share, resulting in gross proceeds of $43.2 million. Net proceeds after deducting commissions and offering expenses were $42.2 million. In 2020, the Company sold and issued 6,596,873 shares of common stock in the open market at a weighted-average selling price of $4.81 per share, for gross proceeds of $31.7 million and net proceeds, after deducting commissions and offering expenses, of $30.7 million. As of February 9, 2021, the Company utilized the entire $75.0 million under the 2019 Sales Agreement.

b. Equity Purchase Agreement

On July 21, 2022 (the “Effective Date”), the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which Lincoln Park committed to purchase up to $20.0 million of the Company’s common stock. Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $20.0 million of the Company’s common stock. Such sales of common stock will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 36-month period commencing on the Effective Date. The number of shares the Company may sell to Lincoln Park on any single business day in a regular purchase is

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

150,000, but that amount may be increased up to 300,000 shares, depending upon the market price of the Company’s common stock at the time of sale and subject to a maximum limit of $2.0 million per regular purchase. The purchase price per share for each such regular purchase will be based on prevailing market prices of the Company’s common stock immediately preceding the time of sale as computed under the Purchase Agreement. In addition to regular purchases, the Company may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases.

Pursuant to the terms of the Purchase Agreement, the Company issued 347,222 shares of its common stock to Lincoln Park as consideration for its commitment to purchase shares of the Company’s common stock under the Purchase Agreement.

During the year ended December 31, 2022, the Company sold and issued 350,000 shares of common stock under the Purchase Agreement at a weighted average selling price of $0.92 per share, resulting in gross of $0.3 million and net proceeds, after deducting offering expenses, of $0.2 million. From January 1, 2023 through March 22, 2023, the Company sold and issued 1,950,000 shares of common stock under the Purchase Agreement at a weighted average selling price of $0.53 per share, resulting in gross and net proceeds of $1.0 million.

(8) Stock-Based Compensation

The Company maintains the Amended and Restated 2014 Omnibus Incentive Compensation Plan, as amended (the “2014 Plan”), which allows for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, performance units and other stock-based awards to employees, officers, non-employee directors, consultants and advisors. In addition, the 2014 Plan provides selected executive employees with the opportunity to receive bonus awards that are considered qualified performance-based compensation. The 2014 Plan is subject to automatic annual increases in the number of shares authorized for issuance under the 2014 Plan on the first trading day of January each year equal to the lesser of 1.5 million shares or 10% of the number of shares of common stock outstanding on the last trading day of December of the preceding year. As of January 1, 2023, the number of shares of common stock that may be issued under the 2014 Plan was automatically increased by 1.5 million shares, increasing the total number of shares of common stock available for issuance under the 2014 Plan to 12,304,869 shares. As of December 31, 2022, 1,442,876 shares were available for future issuance under the 2014 Plan.

Options issued under the 2014 Plan have a contractual life of 10 years and may be exercisable in cash or as otherwise determined by the board of directors. The Company has granted options to employees and non-employee directors. Stock options granted to employees primarily vest 25% upon the first anniversary of the grant date and the balance of unvested options vests in quarterly installments over the remaining three years. Stock options granted annually to non-employee directors vest on the earlier of the one-year anniversary of the grant date, or the date of the Company’s next annual stockholders’ meeting that occurs after the grant date. The Company’s non-employee director compensation policy enables directors to receive stock options in lieu of quarterly cash payments. Any option granted to the directors in lieu of cash compensation vests in full on the grant date. The Company records forfeitures as they occur.

Stock-based compensation expense for performance-based grants are recorded when management estimates that the vesting of these shares is probable based on the status of the Company’s research and development programs and other relevant factors, which were established by the Company’s board of directors. The Company’s board of directors determines if the performance conditions have been met.

During 2021, the Company granted 551,911 time-based restricted stock awards to employees and non-employee directors of which 474,911 restricted stock awards remained outstanding as of December 31, 2022. In addition, during 2021, the Company granted 506,911 performance-based restricted stock awards to employees of which 187,964 restricted stock awards have fully vested and 281,947 restricted stock awards remained outstanding as of December 31, 2022. The performance-based conditions for these performance-based grants were deemed probable of achievement during 2021 and, as of December 31, 2022, the Company has recorded $1.7 million in stock-based compensation expense related to these grants. As of December 31, 2022, there was $13,565 of unrecognized stock-based compensation

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

expense related to these performance-based awards, which will be expensed over the estimated service period related to each performance condition.

During 2022, the Company granted 841,654 time-based restricted stock awards to employees, non-employee directors and consultants of which 804,654 restricted stock awards remained outstanding as of December 31, 2022. In addition, during 2022, the Company granted 556,500 performance-based restricted stock awards to employees of which 548,000 restricted stock awards remained outstanding as of December 31, 2022. As of December 31, 2022, satisfaction of the related performance conditions has not been deemed probable of being achieved and there was $1.1 million of unrecognized stock-based compensation expense related to these performance-based awards, which will be expensed over the estimated service period related to each performance condition once the performance conditions have been deemed probable.

During the years ended December 31, 2022, 2021 and 2020, the Company recorded $4,331,727, $5,810,580, and $5,177,527, respectively, in stock-based compensation expense related to its stock option grants and restricted stock awards, as follows:

	Stock Option Grants			Restricted stock awards
	2022	2021	2020	2022	2021	2020
Research and development	$1,032,267	$1,479,681	$2,053,675	$940,627	$1,348,290	$141,213
General and administrative	1,243,842	1,696,490	2,922,620	1,114,991	1,286,119	60,019
	$2,276,109	$3,176,171	$4,976,295	$2,055,618	$2,634,409	$201,232

The following table summarizes the Company’s stock option activity:

		Weighted-	Weighted-
		Average	Average	Aggregate
	Number	Exercise	Contractual	Intrinsic
	of Shares	Price	Life (in Years)	Value
Outstanding as of December 31, 2020	4,546,484	$9.76
Granted	869,867	3.71
Exercised	(13,125)	3.65
Forfeited	(178,313)	10.69
Outstanding as of December 31, 2021	5,224,913	8.74
Granted	1,136,728	2.17
Forfeited	(85,625)	10.97
Outstanding as of December 31, 2022	6,276,016	7.52	5.92	$—
Exercisable as of December 31, 2022	4,441,441	9.41	4.82	$—
Vested and expected to vest as of December 31, 2022	6,276,016	$7.52

The weighted-average grant date fair value of options granted during the years ended December 31, 2022, 2021, and 2020 was $1.74, $2.86, and $3.58, respectively.

The fair values of stock options granted were calculated using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Year ended December 31,
	2022	2021	2020
Weighted-average risk-free interest rate	2.02%	0.40%	1.27%
Expected term of options (in years)	6.11	6.21	6.18
Expected stock price volatility	100.23%	95.94%	82.00%
Expected dividend yield	0%	0%	0%

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2022, there was $3.3 million of unrecognized stock-based compensation expense related to stock options, which is expected to be recognized over a weighted-average period of 2.26 years. During the year ended December 31, 2021, the Company received $47,906 in cash from the exercise of employee stock options.

The following table summarizes the restricted stock award activity under the 2014 Plan:

		Weighted
		Average	Aggregate
		Grant Date	Intrinsic
	Shares	Fair Value	Value
Unvested as of December 31, 2020	173,800	$3.64
Granted	1,058,822	3.61
Forfeited	(74,000)	3.58
Vested	(168,800)	3.60
Unvested as of December 31, 2021	989,822	3.62
Granted	1,398,154	2.17
Forfeited	(25,500)	2.41
Vested	(247,964)	3.61
Unvested as of December 31, 2022	2,114,512	$2.86	$1,120,691
Expected to vest as of December 31, 2022	1,561,512	$2.85	$827,601

As of December 31, 2022, there was $1.1 million of unrecognized stock-based compensation expense related to unvested restricted stock awards, which is expected to be recognized over a weighted-average period of 0.56 years.

(9) Operating Lease Obligations

The Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), Accounting Standards Codification 842 (“ASC 842”) prospectively using the modified-retrospective method and elected the package of transition practical expedients that does not require reassessment of: (1) whether any existing or expired contracts are or contain leases, (2) lease classification and (3) initial direct costs. In addition, the Company has elected other available practical expedients to not separate lease and nonlease components, which consist principally of common area maintenance charges, and to exclude leases with an initial term of 12 months or less.

The Company leases its headquarters where it occupies 10,877 square feet of office space. On March 1, 2021, the Company extended its lease for three additional years until May 31, 2024. The Company’s lease contains variable lease costs that do not depend on a rate or index and consist primarily of common area maintenance, taxes, and insurance charges. As the implicit rate was not readily determinable for the Company’s lease, the Company used an estimated incremental borrowing rate, or discount rate, to determine the initial present value of the lease payments. The discount rate for the lease was calculated using a synthetic credit rating model.

As of March 1, 2021, the effective date of the lease modification, the Company remeasured the lease liability for the remaining portion of the lease and adjusted the lease liability to $755,085 and right-of-use assets to $752,391, which was recorded net of a deferred rent liability of $2,694. As of December 31, 2022, the Company’s right-of-use asset, net of amortization, was $336,215.

Other operating lease information as of December 31, 2022:

Weighted-average remaining lease term - operating leases	1.4	years
Weighted-average discount rate - operating leases	2.76%

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a maturity analysis of the annual undiscounted cash flows of the operating lease liabilities as of December 31, 2022:

December 31,
Year ending:	2022
December 31, 2023	$240,420
December 31, 2024	100,175
Total minimum lease payments	340,595
Less: imputed lease interest	(6,170)
Total lease liabilities	$334,425

Lease expense for the years ended December 31, 2022, 2021, and 2020 was comprised of the following:

	Year ended December 31,
	2022	2021	2020
Operating lease expense	$241,683	$244,209	$256,837
Variable lease expense	61,625	60,864	58,697
Total lease expense	$303,308	$305,073	$315,534

Total cash payments related to leases for the years ended December 31, 2022, 2021, and 2020 were $302,045, $310,448 and $318,561, respectively.

(10) Defined Contribution Retirement Plan

The Company offers a tax-qualified defined contribution retirement plan, which we refer to as our 401(k) plan, to eligible employees, including our current named executive officers. Our 401(k) plan permits eligible employees to defer their annual eligible compensation subject to the limitations imposed by the Internal Revenue Service. The Company may, but is not required to, make discretionary employer matching contributions on behalf of eligible employees under this plan. The Company provides an employer match on the first 6% of employee contributions and employer matching contributions vest immediately. For the years ended December 31, 2022, 2021 and 2020, the Company provided an employer match of 67%, 33% and 33%, respectively. For the years ended December 31, 2022, 2021, and 2020, the Company’s contributions to the plan were $240,833, $111,258 and $111,846, respectively.

(11) Income Taxes

The Company’s U.S. and foreign loss before income taxes are set forth below:

	Year ended December 31,
	2022	2021	2020
United States	$(33,308,897)	$(34,729,615)	$(40,407,933)
Foreign	(1,726,909)	(2,579,409)	(10,928,898)
Total	$(35,035,806)	$(37,309,024)	$(51,336,831)

The Company had $170.1 million and $160.6 million of federal net operating loss carryforwards and $5.7 million and $4.7 million of U.S. research tax credit carryforwards as of December 31, 2022 and 2021, respectively. The U.S. federal net operating loss carryforwards and research tax credit carryforwards begin to expire in 2028 and 2027, respectively. Federal net operating losses that were generated after December 31, 2017 carryforward indefinitely. The Company has $170.2 million and $160.6 million of state net operating loss carryforwards as of December 31, 2022 and 2021, respectively. The state net operating loss carryforwards begin to expire in 2028. As of December 31, 2022 and 2021, the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company had $2.8 million and $3.0 million, respectively, of Australian net operating loss carryforwards, which have an indefinite life.

The Tax Reform Act of 1986 (the Act) provides for limitation on the use of net operating loss and research and development tax credit carryforwards following certain ownership changes (as defined by the Act) that could limit the Company’s ability to utilize these carryforwards. The Company may have experienced various ownership changes, as defined by the Act, as a result of past financings. Accordingly, the Company’s ability to utilize the aforementioned carryforwards may be limited. Additionally, U.S. tax laws limit the time during which these carryforwards may be applied against future taxes; therefore, the Company may not be able to take full advantage of these carryforwards for federal income tax purposes.

The components of the net deferred income tax asset as of December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Deferred tax assets:
Net operating loss carry forwards	$49,832,469	$46,999,701
Research and development credit carry forwards	5,687,207	4,761,598
Research and development expenditure capitalization	5,436,581	—
Stock-based compensation	9,277,449	8,656,457
Property and equipment	39,703	16,839
Other	786,861	703,134
Gross deferred tax assets	71,060,270	61,137,729
Less valuation allowance	(71,060,270)	(61,137,729)
Net deferred tax asset	$—	$—

The Tax Cuts and Jobs Act passed in 2017 included a provision which requires taxpayers to capitalize and amortize U.S.-based research or experimental expenditures (“R&E”) over a period of five years and non-U.S. R&E over 15 years effective for tax years beginning after December 31, 2021, pursuant to Internal Revenue Code Section 174.

In assessing the realizability of deferred tax assets, the Company considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences representing net future deductible amounts become deductible. After consideration of all the evidence, both positive and negative, the Company has recorded a full valuation allowance against its net deferred tax assets as of December 31, 2022 and 2021, respectively, because the Company has determined that is it more likely than not that these assets will not be fully realized due to historic net operating losses incurred. The valuation allowance increased by $9.9 million and $6.6 million during the years ended December 31, 2022 and 2021, respectively, due primarily to the generation of net operating loss carryforwards during those years and the capitalization of R&E in 2022.

The Company does not have unrecognized tax benefits as of December 31, 2022 and 2021, respectively. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of income tax expense (benefit) at the statutory federal income tax rate and income taxes as reflected in the financial statements is as follows:

	Year ended December 31,
	2022	2021	2020
Federal income tax benefit at statutory rate	21.0%	21.0%	21.0%
State income tax, net of federal benefit	7.1	7.1	6.4
Nondeductible research and development expenses	(0.7)	(1.1)	(4.6)
Other permanent differences	(1.6)	(0.8)	0.2
Research and development credit benefit	2.8	2.6	2.2
Adjustment of prior years' income taxes	(0.3)	(11.0)	(0.1)
Change in valuation allowance	(28.3)	(17.8)	(25.1)
Effective income tax rate	—%	—%	—%

The Company and its subsidiaries are subject to income taxes in the U.S. federal jurisdiction, various state jurisdictions and Australia. The Company’s U.S. tax returns for the tax years 2011 to 2022 remain open and subject to examination.

(12) Commitments and Contingencies

a.	Leases

The Company is a party to a noncancelable operating lease for office space, under a long-term lease arrangement. As of December 31, 2022, future minimum lease commitment for the Company’s noncancelable lease was $423,750.

b.	Employment Agreements

The Company has entered into employment contracts and subsequent amendments with its officers and certain employees that provide for severance and continuation of benefits in the event of termination of employment either by the Company without cause or by the employee for good reason, both as defined in the agreements. In addition, in the event of termination of employment following a change in control, as defined in the employment contracts, either by the Company without cause or by the employee for good reason, any unvested portion of the employee’s stock options and/or restricted stock awards become immediately vested.

c.	Litigation

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal fees are expensed as incurred.